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                                DATED  August 21, 1997



                                      RETIX B.V.


                           COFTON IRISH INVESTMENTS LIMITED













                                      SURRENDER
                                     OF LEASE OF
                                SECOND AND THIRD FLOOR
                                    ADELAIDE HOUSE
                                7/8 HADDINGTON TERRACE
                                    DUN LAOGHAIRE
                                      CO. DUBLIN



                                    A & L GOODBODY
                                      SOLICITORS
                                     SRSU1001.06D

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THIS INDENTURE is dated the 21st day of August 1997 and made between RETIX B.V.
a company registered on the External Register, and having its place of business at Adelaide House, Haddington Terrace, Dun Laoghaire in the County of Dublin (hereinafter called "the Tenant" which expression shall, where the context so admits or requires, include the Tenant's successors) of the one part and COFTON IRISH INVESTMENTS LIMITED, a limited liability company having its registered office at Cofton House, Firswood Road, Garretts Green, Birmingham (hereinafter called "the Landlord" which expression shall, where the context so admits or requires, include the Landlord's successors and assigns) of the other part;


WHEREAS:

A. By a Lease (hereinafter called "the First Lease") dated the 4th day of August 1993, and made between the Landlord of the one part and the Tenant of the other part, the premises, described in the First Schedule hereto (hereinafter called "the First Premises") and intended to be hereby surrendered, were demised to the Tenant for the term of fifteen years from the 16th day of May 1993 subject to the yearly rent of IRL47,490 thereby reserved and to the covenants on the part of the lessee and the conditions therein contained;

B. By a further Lease (hereinafter called "the Second Lease") dated the 4th day of August 1993 and made between the Landlord of the one part and the Tenant of the other part, the premises, described in the Second Schedule hereto (hereinafter called "the Second Premises") and intended to be hereby surrendered, were demised to the Tenant for the term of fifteen years from the 16th day of May 1993 subject to the yearly rent of IRL42,690 thereby reserved and to the covenants on the part of the lessee and the conditions therein contained;

C. The Tenant has agreed with the Landlord to surrender to it all its estate and interest in the First Premises and Second Premises free from incumbrances for the sum of IRL10.

    1    NOW THIS INDENTURE WITNESSETH as follows:

         1.1 In pursuance of the said agreement and in consideration of the sum of IRL10 (ten pounds) now paid by the Landlord to the Tenant (the receipt whereof the Tenant hereby acknowledges) the Tenant as

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              beneficial owner hereby assigns and surrenders unto the Landlord
              ALL THAT AND THOSE the First Premises and the Second Premises TO HOLD the same unto the Landlord for all the residue now unexpired of the term of years created by the First Lease and the Second Lease, respectively, TO THE INTENT that the Tenant's estate and interest in the First Premises and the Second Premises may henceforth merge in the respective reversions expectant thereon and by the means become extinguished and be at an end.


    2    IT IS HEREBY CERTIFIED as follows:

         2.1 that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds IRL5,000;

         2.2 For the purposes of the stamping of this instrument that this is an instrument to which the provisions of Section 112 of the Finance Act, 1990 (as amended by Section 100 of the Finance Act,
              1993) do not apply for the reason that the Premises are existing commercial premises;

         2.3 For the purposes of Section 29 of the Companies Act, 1990 that the Tenant and the Landlord are not companies connected with one another in a manner which would require this transaction to be ratified by the resolution of either one of them;

         2.4 That no part of the consideration for this surrender is attributable (or deemed to be attributable) to residential property;

         2.5 That the Premises hereby surrendered are situate in the Borough of Rathdown - Dun Laoghaire.


IN WITNESS whereof the Common Seals of the Tenant and the Landlord were hereunto affixed the day and year first herein WRITTEN.

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                                    FIRST SCHEDULE

                                 (the First Premises)


ALL THAT AND THOSE the entire second floor office accommodation consisting of approximately 4,629 square feet of the hereditaments situate at Adelaide House, 7/8 Haddington Terrace, Dun Laoghaire in the County of Dublin.




                                   SECOND SCHEDULE

                                (THE SECOND PREMISES)


ALL THAT AND THOSE the entire third floor office accommodation consisting of approximately 4,189 square feet of the hereditaments situate at Adelaide House, 7/8 Haddington Terrace, Dun Laoghaire in the County of Dublin.




SIGNED SEALED AND DELIVERED
by
on behalf of the Tenant in
the presence of:








PRESENT when the Common Seal
of THE LANDLORD was affixed
hereto:

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